EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1995, in Amendment No. 5 to the Registration Statement (Form S-1 No. 33-52711) and related Prospetus of Terex Corporation for the Registration of 1,200,000 shares of its Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") and the shares of its common stock issuable upon the conversion of the Preferred Stock



Greenville, South Carolina
April 29, 1996